Exhibit 1.1

EXECUTION VERSION

CELGENE CORPORATION

$1,000,000,000 2.125% SENIOR NOTES DUE 2018

$1,500,000,000 2.875% SENIOR NOTES DUE 2020

$1,000,000,000 3.550% SENIOR NOTES DUE 2022

$2,500,000,000 3.875% SENIOR NOTES DUE 2025

$2,000,000,000 5.000% SENIOR NOTES DUE 2045

UNDERWRITING AGREEMENT

August 3, 2015

August 3, 2015

To the Managers named in Schedule I hereto

for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Celgene Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

Pursuant to an Agreement and Plan of Merger, dated as of July 14, 2015, by and among the Company, Strix Corporation, a Delaware corporation and a direct wholly owned subsidiary of the Company (“Strix”) and Receptos, Inc., a Delaware corporation (“Receptos”), and subject to the conditions contained therein, Strix will merge with and into Receptos, with Receptos continuing as the surviving entity and as a wholly owned subsidiary of the Company.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), including all exhibits thereto, but excluding Form T-1, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated October 30, 2013 in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale

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Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of the Registration Statement or such prospectus, as applicable. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein. As used herein, “Time of Sale” means 4:45 p.m. New York City time on August 3, 2015.

1.        Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)        The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement pursuant to Rule 401(g)(2) under the Securities Act.

(b)        (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus conformed or will conform when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the applicable effective date as to each part of the Registration Statement, (iv) the Registration Statement and the

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Prospectus conform, and as amended or supplemented, if applicable, will conform in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus, at the Time of Sale, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by such Underwriter through the Managers expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(a) hereof or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)        The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act in connection with the offering of the Securities has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company as of its date and at all times through the completion of the offering of the Securities conformed and will conform in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus in connection with the offering of the Securities.

(d)        The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its

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incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a material adverse change in the financial condition of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)        Each significant subsidiary of the Company (as defined in Rule 1-02 of Regulation S-X of the Commission) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except as set forth in the Time of Sale Prospectus or to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, all of the issued shares of capital stock of each such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)         This Agreement has been duly authorized, executed and delivered by the Company.

(g)        The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)        The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(i)         The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable

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law or (ii) the certificate of incorporation or bylaws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the financial condition of the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the cases of clauses (i) and (iii), where any such conflict would not reasonably be expected to have a Material Adverse Effect.

(j)         No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as have already been obtained or will be obtained prior to the Closing Date (as defined below) and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k)        Since the date of the Time of Sale Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, earnings, business, results of operations or stockholders’ equity of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)         There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect, or that would materially and adversely affect the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there is no statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

(m)       Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, conformed when so filed in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)        The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the

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Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)        The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)        Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, (i) any affiliate or (ii) any director, officer, employee or agent of the Company or of any of its subsidiaries or affiliates, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”); or (D) made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have conducted their businesses in compliance with the FCPA in all material respects and have instituted and maintained reasonable policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith in all material respects.

(q)        The Company and its subsidiaries are in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

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(r)          (i) None of the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent or affiliate of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions.

(iii) The Company represents and covenants that, for the past five years, it and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(s)        The Company and its subsidiaries own or possess appropriate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) reasonably necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses does not, and to the Company’s knowledge will not, conflict in any material respect with any such rights of others. Except as set forth in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(t)         The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to possess or make the same would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where the revocation or the failure to possess such license would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries (i) are and at all times have been in compliance with all applicable statutes, rules and regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”), except for such non-compliance as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) have not received any U.S. Food and Drug Administration (“FDA”) Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws, except for such non-compliance as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)        The clinical and pre-clinical trials conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities (as defined below) as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the FDA and comparable drug regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and current Good Clinical Practices and Good Laboratory Practices; the descriptions in the Registration Statement, the Time of Sale Prospectus and the Prospectus of the results of such studies and tests are accurate and complete in all material respects

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and fairly present the data derived from such trials; the Company has no knowledge of any other trials the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the Company and its subsidiaries have operated and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency requiring or threatening the termination or suspension of any clinical or pre-clinical trials that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or the results of which are referred to in the Registration Statement, the Time of Sale Prospectus or the Prospectus, other than written notices, correspondence or communications regarding terminations or suspensions that would not reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(v)        The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which would have (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(w)       The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient in all material respects to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called

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for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)        The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information set forth therein, have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances described therein.

(y)        The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects.

(z)        KPMG LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended 2014, 2013 and 2012 incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”).

(aa)      Ernst & Young LLP, who have expressed their opinion with respect to Receptos’s audited financial statements for the fiscal years ended 2014, 2013 and 2012 incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent public accountants with respect to Receptos as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the PCAOB.

(bb)     The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.       Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

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3.        Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been executed as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

4.        Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you and agreed to by the Company. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5.        Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)         Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)        there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)       there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your reasonable judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)      The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the

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Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (or true and correct in the case of representations and warranties that are qualified by materiality or Material Adverse Effect) as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)      The Underwriters shall have received on the Closing Date an opinion of Proskauer Rose LLP, outside counsel for the Company, dated the Closing Date, substantially in the form set forth on Exhibit A.

(d)      The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date in form and substance satisfactory to the Underwriters.

The opinion of counsel for the Company described in Section 5(c) above shall be addressed to the Underwriters at the request of the Company and shall so state therein.

(e)      The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the Company’s financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

(f)       The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to Receptos’s financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than three business days prior to the Closing Date.

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6.        Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)         To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)         During the period mentioned in Section 6(e) or 6(f) below, before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.

(c)         During the period mentioned in Section 6(e) or 6(f) below, to furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company in connection with the offering of the Securities and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)         During the period mentioned in Section 6(e) or 6(f) below, not to take any action in connection with the offering of the Securities, that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)         If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a

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prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)         To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(g), (ii) file any general consent to service of process, (iii) subject itself to taxation in any such jurisdiction if it is not so subject or (iv) make any changes to its certificate of incorporation or bylaws.

(h)         To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement (that need not be audited) that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)          To pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and

14

expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(j)          During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the

15

Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

(k)         To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7.       Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.       Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each selling agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages and liabilities arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact or on an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading contained in the Registration Statement or any amendment thereof, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or (ii) an untrue statement or alleged untrue statement of a material fact or on an omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading contained in any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or any amendment or supplement thereto, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed upon that the only such information furnished by any

16

Underwriter consists of the following: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting,” the information concerning market making by the Underwriters in the seventh paragraph under the caption “Underwriting” and the information concerning short sales, stabilizing transactions and purchases to cover positions created by short sales by the Underwriters contained in the eighth and ninth paragraphs under the caption “Underwriting.”

(b)        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)        In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof and shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

(d)        It is understood that the indemnifying party shall not, in respect of the legal expenses of all indemnified parties in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in each jurisdiction where a proceeding is pending) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this

17

Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment . Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of Section 8(c) and the first sentence of this Section 8(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(e)        To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(e)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company

18

and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(f)         The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)        The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.       Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this

19

Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.      Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in

20

respect of any default of such Underwriter under this Agreement. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their outside counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.      Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)        The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.      Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.      Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.      Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the addresses set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

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16.      USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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Very truly yours,

Celgene Corporation

By:	/s/ Jonathan Biller
	Name:	Jonathan Biller
	Title:	Treasurer

Accepted as of the date hereof

J.P. Morgan Securities LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	J.P. Morgan Securities LLC

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

By:	Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ John C. McCabe
	Name:	John C. McCabe
	Title:	Managing Director

By:	/s/ Anguel Zaprianov
	Name:	Anguel Zaprianov
	Title:	Managing Direcotr

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Brendan Hanley
	Name:	Brendan Hanley
	Title:	Managing Director

I-1

SCHEDULE I

Managers:
Managers authorized to release lock-up under Section 6(j):	J.P. Morgan Securities LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Managers authorized to appoint counsel under Section 8(d):	J.P. Morgan Securities LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Indenture:	The Indenture to be dated as of August 12, 2015 between the Company and the Trustee

Trustee:	The Bank of New York Mellon Trust Company, N.A.

Registration Statement File No.:	333-191998

Time of Sale Prospectus:

1.            Prospectus dated October 30, 2013 relating to the Shelf Securities

2.            the preliminary prospectus supplement dated August 3, 2015 relating to the Securities

3.            free writing prospectus containing a description of terms filed by the Company under Rule 433(d) of the Securities Act

I-2

Securities to be purchased:	2.125% Senior Notes due 2018 2.875% Senior Notes due 2020 3.550% Senior Notes due 2022 3.875% Senior Notes due 2025 5.000% Senior Notes due 2045

Aggregate Principal Amount:

$1,000,000,000 of 2.125% Senior Notes due 2018

$1,500,000,000 of 2.875% Senior Notes due 2020

$1,000,000,000 of 3.550% Senior Notes due 2022

$2,500,000,000 of 3.875% Senior Notes due 2025

$2,000,000,000 of 5.000% Senior Notes due 2045

Purchase Price:

99.744% of the principal amount of the 2.125% Senior Notes due 2018, plus accrued interest, if any, from August 12, 2015

99.469% of the principal amount of the 2.875% Senior Notes due 2020, plus accrued interest, if any, from August 12, 2015

99.329% of the principal amount of the 3.550% Senior Notes due 2022, plus accrued interest, if any, from August 12, 2015

98.584% of the principal amount of the 3.875% Senior Notes due 2025, plus accrued interest, if any, from August 12, 2015

98.816% of the principal amount of the 5.000% Senior Notes due 2045, plus accrued interest, if any, from August 12, 2015

I-3

Maturity:

2.125% Senior Notes due 2018: August 15, 2018

2.875% Senior Notes due 2020: August 15, 2020

3.550% Senior Notes due 2022: August 15, 2022

3.875% Senior Notes due 2025: August 15, 2025

5.000% Senior Notes due 2045: August 15, 2045

Interest Rate:

2.125% Senior Notes due 2018: 2.125% per annum, accruing from August 12, 2015

2.875% Senior Notes due 2020: 2.875% per annum, accruing from August 12, 2015

3.550% Senior Notes due 2022: 3.550% per annum, accruing from August 12, 2015

3.875% Senior Notes due 2025: 3.875% per annum, accruing from August 12, 2015

5.000% Senior Notes due 2045: 5.000% per annum, accruing from August 12, 2015

Interest Payment Dates:	February 15 and August 15 commencing February 15, 2016

Closing Date and Time:	August 12, 2015 at 10:00 a.m. New York City time

Closing Location:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017

I-4

Addresses for Notices to Underwriters:

J.P. Morgan Securities LLC

383 Madison Avenue, 3rd Floor

New York, New York 10179

Facsimile: (212) 834-6081

Attention: Investment Grade Syndicate Desk

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attention: Debt Capital Markets Syndicate

Facsimile: (212) 797-2202

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Facsimile: (212) 901-7881

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Address for Notices to the Company:	Celgene Corporation 86 Morris Avenue Summit, New Jersey 07901 Attention: Tom Perone, Senior Corporate Counsel Facsimile: (908) 673-2771

I-5

SCHEDULE II

Underwriter	Principal Amount of 2018 Notes	Principal Amount of 2020 Notes	Principal Amount of 2022 Notes	Principal Amount of 2025 Notes	Principal Amount of 2045 Notes
J.P. Morgan Securities LLC	$239,438,000	$359,157,000	$239,438,000	$598,595,000	$478,876,000
Citigroup Global Markets Inc.	120,688,000	181,032,000	120,688,000	301,720,000	241,376,000
Deutsche Bank Securities Inc.	120,688,000	181,032,000	120,688,000	301,720,000	241,376,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	120,688,000	181,032,000	120,688,000	301,720,000	241,376,000
Barclays Capital Inc.	78,356,000	117,534,000	78,356,000	195,890,000	156,712,000
Credit Suisse Securities (USA) LLC	78,356,000	117,534,000	78,356,000	195,890,000	156,712,000
Goldman, Sachs & Co.	78,356,000	117,534,000	78,356,000	195,890,000	156,712,000
Morgan Stanley & Co. LLC	78,356,000	117,534,000	78,356,000	195,890,000	156,712,000
HSBC Securities (USA) Inc.	25,074,000	37,611,000	25,074,000	62,685,000	50,148,000
Mitsubishi UFJ Securities (USA), Inc.	20,000,000	30,000,000	20,000,000	50,000,000	40,000,000
Standard Chartered Bank	20,000,000	30,000,000	20,000,000	50,000,000	40,000,000
PNC Capital Markets LLC	10,000,000	15,000,000	10,000,000	25,000,000	20,000,000
U.S. Bancorp Investments, Inc.	10,000,000	15,000,000	10,000,000	25,000,000	20,000,000
Total	$1,000,000,000	$1,500,000,000	$1,000,000,000	$2,500,000,000	$2,000,000,000

II-1